UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 26, 2007

Affiliated Computer Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12665	51-0310342
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2828 North Haskell Avenue, Dallas, Texas		75204
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(214) 841-6111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 7.01 Regulation FD Disclosure.

On November 26, 2007, Affiliated Computer Services, Inc. (the "Company") announced that its Board of Directors has endorsed a proposed $1 billion share repurchase program and has authorized the company to purchase up to $200 million of the company’s Class A Common Stock, effective immediately. The Company also announced that Darwin Deason, Chairman of the Board of Directors of the Company, who recently filed a notification under the Hart-Scott-Rodino Antitrust Improvements Act (the "HSR Act") for the acquisition of up to an additional one million shares of the company’s Class A common stock, has elected not to begin acquiring company shares at this time. Pursuant to the rules and regulations of the Securities and Exchange Commission, the information disclosed pursuant to this Item 7.01 and the press release attached as Exhibit 99.1 are deemed to be furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the exhibit referenced below and the information set forth therein are deemed to be furnished pursuant to Item 7.01 hereof and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.

(d) Exhibits

99.1 Affiliated Computer Services, Inc. Press Release dated November 26, 2007 - ACS Board of Directors Authorizes Share Repurchase Program.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Affiliated Computer Services, Inc.

November 26, 2007	By:	William L. Deckelman, Jr.

Name: William L. Deckelman, Jr.
Title: Executive Vice President and General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Affiliated Computer Services, Inc. Press Release dated November 26, 2007 - ACS Board of Directors Authorizes Share Repurchase Program.